Exhibit 99.1

Dan Boren

Member of Congress

2005-2013

September 19, 2017

The Board of Directors

Ekso Bionics Holdings, Inc.

1414 Harbour Way South, Suite 1201

Richmond, California 94804

Ladies and Gentlemen:

I hereby tender my resignation as a member of the board of directors of Ekso Bionics Holdings, Inc. (the “Company”), effective as of the date hereof.

Please note that my resignation is not as a result of any disagreement between myself and the Company, its management, board of directors or any committee of the board of directors.

It has been my pleasure to serve on the Company board. I wish each of you and the Company the best of the luck in the future.

Sincerely,

/s/ Dan Boren

Dan Boren